CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-38035) of our reports dated August 3, 2001, with respect to the consolidated balance sheets of Prophet 21, Inc. and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, and related schedule, which reports appear in the June 30, 2001 annual report on Form 10-K of Prophet 21, Inc.


KPMG LLP

Philadelphia, Pennsylvania
September 26, 2001